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                                  CONSENT OF COUNSEL

     Drenner & Stuart, L.L.P., a limited liability partnership, hereby consents to the use of its name under the heading "Legal Matters" in the Prospectus constituting a part of the Form SB-2 Registration Statement filed by Transition Auto Finance II, Inc. ("TAFI-II") for the registration of $10,000,000 in aggregate principal amount of 11% Redeemable Secured Promissory Notes to be issued by TAFI-II.



                                   /s/   Drenner & Stuart, L.L.P.


Austin, Texas
July 9, 1998